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                                                                    EXHIBIT 99.2

                        AMERICAN DISPOSAL SERVICES, INC.
                              745 McCLINTOCK DRIVE
                           BURR RIDGE, ILLINOIS 60521

         SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                 STOCKHOLDERS TO BE HELD ON             , 1998

     The undersigned hereby appoints RICHARD De YOUNG, STEPHEN P. LAVEY and ANN
L. STRAW, or any of them, with the power of substitution, as proxies and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of American Disposal Services, Inc. (the "Corporation") held of record by the undersigned at the close of business on September 4, 1998 at the Special
Meeting of Stockholders to be held on             , 1998.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL

  Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 10, 1998, among Allied Waste Industries, Inc., AWIN II Acquisition Corporation, and the Corporation.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                          Dated:            , 1998

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature, if held jointly

                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS ON THIS PROXY. IF SHARES ARE
                                          REGISTERED IN MORE THAN ONE NAME, THE
                                          SIGNATURES OF ALL SUCH PERSONS ARE
                                          REQUIRED. A CORPORATION SHOULD SIGN IN
                                          ITS FULL CORPORATE NAME BY A DULY
                                          AUTHORIZED OFFICER, STATING SUCH
                                          OFFICER'S TITLE. TRUSTEES, GUARDIANS,
                                          EXECUTORS AND ADMINISTRATORS SHOULD
                                          SIGN IN THEIR OFFICIAL CAPACITY GIVING
                                          THEIR FULL TITLE AS SUCH. A
                                          PARTNERSHIP SHOULD SIGN IN THE
                                          PARTNERSHIP NAME BY AN AUTHORIZED
                                          PERSON, STATING SUCH PERSON'S TITLE
                                          AND RELATIONSHIP TO THE PARTNERSHIP.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.